SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2026

Corteva, Inc.
EIDP, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38710	82-4979096
Delaware	001-00815	51-0014090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9330 Zionsville Road, Indianapolis, Indiana	46268
1000 N. West Street, Suite 900, Wilmington, Delaware	19801
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, including area code: (833)
267-8382
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Corteva, Inc.	Common Stock, $0.01 par value	CTVA	New York Stock Exchange
EIDP, Inc.	$3.50 Series Preferred Stock	CTAPrA	New York Stock Exchange
EIDP, Inc.	$4.50 Series Preferred Stock	CTAPrB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Notes Offering

As previously disclosed, on October 1, 2025, Corteva, Inc. (“Corteva”) announced that its Board of Directors is pursuing a plan to separate Corteva into two independent, publicly traded companies, one comprising its current crop protection business with EIDP, Inc. (formerly known as E. I. du Pont de Nemours and Company) (“EIDP”) as a standalone business and the other comprising its current seed business to be owned and conducted, directly or indirectly, by Vylor Inc., a Delaware corporation and a wholly owned subsidiary of EIDP (the “Separation”).

In connection with the Separation, EIDP issued $700,000,000 aggregate principal amount of senior notes due 2036 (the “notes”) in a private offering (the “Offering”).

The notes bear interest at a rate of 6.000% per year and mature on August 15, 2036. EIDP will pay interest on the notes on February 15 and August 15 of each year, with the first payment on February 15, 2027.

The issuance of the notes was not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and the notes were not offered or sold within the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act (“Regulation S”)), except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. The notes were offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in reliance on Regulation S.

EIDP intends to use the net proceeds from the Offering for general corporate purposes, including the repayment of commercial paper borrowings.

Supplemental Indenture

The notes were issued pursuant to that certain Indenture, dated as of May 15, 2020 (the “Base Indenture”), between EIDP and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by the Fifth Supplemental Indenture, dated as of September 24, 2026, between EIDP and the Trustee (the “Fifth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Indenture provides for customary events of default, which, if any of them occurs, may cause the principal of and accrued interest on the notes to become, or to be declared, due and payable. Events of default include, among others, nonpayment of principal or interest, breach of other covenants or agreements in the Indenture and certain events of bankruptcy or insolvency.

The Indenture also provides for customary redemption provisions as well as a special mandatory redemption provision (the “SMR”) that will require EIDP to redeem the notes at a redemption price of 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest thereon, if the Separation is not completed. EIDP’s failure to redeem the notes pursuant to the SMR, if applicable, will constitute an event of default under the Indenture. The SMR will no longer apply to the notes upon completion of the Separation.

This summary does not purport to be complete and is qualified in its entirety by reference to the Base Indenture and the Fifth Supplemental Indenture. A copy of the Fifth Supplemental Indenture is filed as Exhibit 4.1 and incorporated by reference herein.

Registration Rights Agreement

EIDP has entered into a Registration Rights Agreement, dated September 24, 2026, among EIDP and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the initial purchasers of the notes, pursuant to which EIDP has agreed to file with the Securities and Exchange Commission a registration statement with respect to an exchange offer for the notes or a shelf registration statement for the resale of the notes within 366 days from the completion of the Separation.

This summary does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement. A copy of the Registration Rights Agreement is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this report:

Exhibit #	Description

4.1	Fifth Supplemental Indenture, dated as of September 24, 2026, between EIDP, Inc. and U.S. Bank Trust Company, National Association, as trustee.

99.1	Registration Rights Agreement, dated as of September 24, 2026, among EIDP, Inc. and Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and BofA Securities, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CORTEVA, INC.

Date: September 24, 2026	By:	/s/ David P. Johnson
	Name:	David P. Johnson
	Title:	Executive Vice President, Chief Financial Officer

EIDP, INC.

Date: September 24, 2026	By:	/s/ David P. Johnson
	Name:	David P. Johnson
	Title:	Executive Vice President, Chief Financial Officer